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                                                                     Exhibit 1.1


                                12,000,000 SHARES

                             DEL MONTE FOODS COMPANY

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT

                                JANUARY 14, 2004


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                                      January 14, 2004

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs and Mesdames:

      Certain stockholders named in Schedule I hereto (the "SELLING STOCKHOLDERS") severally propose to sell to Goldman, Sachs & Co. (the "UNDERWRITER") an aggregate of 12,000,000 shares (the "SHARES") of the Common Stock, par value $0.01 per share (the "COMMON STOCK"), of Del Monte Foods Company, a Delaware corporation (the "COMPANY").

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement, as amended at the time it became effective and any post-effective amendment to such registration statement at the time it becomes effective, including the information (if any) deemed to be part of the registration statement and any post-effective amendment to such registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION Statement"; the prospectus in the form first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS".

      1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) The Registration Statement, as of the date hereof, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.


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      (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

      (d) Del Monte Corporation ("DMC") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of DMC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

      (e) This Agreement has been duly authorized, executed and delivered by the Company.

      (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof incorporated by reference in the Prospectus.

      (g) The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

      (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or DMC that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

      (i) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Prospectus.

      (j) There are no legal or governmental proceedings pending or threatened to which the Company or DMC is a party or to which any of the properties of the Company or DMC is subject that are required to be described in the Registration Statement or the Prospectus and are


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not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (k) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (l) Except as otherwise publicly disclosed, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its consolidated subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in the Prospectus.

      (m) Except as described in the Prospectus, the Company and DMC own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "IP ASSETS") currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire such IP Assets would not, singly or in the aggregate, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole. Except as described in the Prospectus, neither the Company nor DMC has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole.

      (n) The Company and DMC possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, singly or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole. Except as described in the Prospectus, neither the Company nor DMC has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole.

      (o) Except as described in the Prospectus, the Company and DMC (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations


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relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

      (p) The Company and DMC each maintains a system of internal accounting controls sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Company's receipts and expenditures are being made only in accordance with authorizations of the Company's management and directors, and (ii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its consolidated subsidiaries, taken as a whole, that could have a material effect on the financial statements of the Company.

      (q) The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

      2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders represents and warrants to and agrees with the Underwriter that:

      (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

      (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement, will not contravene any provision of applicable law, or the certificate of limited partnership, limited partnership agreement or other organizational documents (if any) of such Selling Stockholder or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

      (c) Such Selling Stockholder has the full right and partnership power, and no


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authorizations, approvals, consents or orders are required by law or by any court or government agency or body (except such as may have been obtained under the Securities Act or the securities or blue sky laws or any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter and such other approvals as have been obtained) or, if applicable, under its organizational documents, to enter into this Agreement, and to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with and perform its other obligations hereunder and thereunder.

      (d) Such Selling Stockholder is the record and beneficial owner of the Shares to be sold by such Selling Stockholder hereunder and, to such Selling Stockholder's knowledge, such Shares are free and clear of all liens, encumbrances, equities and claims whatsoever and, assuming that the Underwriter purchases such Shares without any notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York ("UCC")), upon the sale and delivery of, and payment for, such Shares as provided herein, the Underwriter will own such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

      (e) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(e) only apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

      3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $10.08 a share (the "PURCHASE PRICE") the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter.

      4. Terms of Public Offering. The Underwriter proposes to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable. Upon the authorization by the Selling Stockholders of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

      5. Payment and Delivery. Payment for the Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the Underwriter at 10:00 a.m., New York City time, on January 20, 2004, or at such other time on the same or such other date, not later than January 23, 2004, as shall be designated in writing by you. The time


                                        6

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and date of such payment are hereinafter referred to as the "CLOSING DATE".

      Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date for the respective accounts of the Underwriter against payment of the Purchase Price therefor.

      6. Conditions to the Underwriter's Obligations. The obligations of each of the Selling Stockholders to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus;

      (b) (i) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

      (ii) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date from each Selling Stockholder signed by an officer of the general partner of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in
Section 2 of this Agreement are true and correct as of the Closing Date and that each Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

      (c) The Underwriter shall have received on the Closing Date an opinion of James Potter, Esq., general counsel of the Company, dated the Closing Date, to the effect that:

            (i) Each of the Company and DMC has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power to own its properties and to conduct its business as described in the Prospectus;

            (ii) Each of the Company and DMC is duly qualified to transact business and is in



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      good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

            (iii) The Company has the corporate power to enter into this Agreement and to perform its obligations hereunder;

            (iv) the Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or similar rights to subscribe for the Shares under the Certificate of Incorporation or Bylaws of the Company or the laws of the State of Delaware;

            (v) all of the issued shares of capital stock of DMC have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus;

            (vi) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company;

            (vii) the information incorporated by reference in the Prospectus relating to the description of the Shares, insofar as such information purports to summarize certain provisions of the Common Stock and the Certificate of Incorporation and Bylaws of the Company, provides a fair summary of such provisions;

            (viii) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (ix) (A) the Registration Statement (except the financial statements and schedules and other financial data included therein, as to which such counsel need express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and such counsel knows of no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not so filed or described as required; (B) no information has come to the attention of such counsel that causes it to believe that the Registration Statement (except the financial statements and schedules and other financial data included therein, as to which such counsel need express no view), as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) no information has come to the attention of such counsel


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      that causes it to believe that the Prospectus (except the financial statements and schedules and other financial data included therein, as to which such counsel need express no view), as of the date thereof or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, Mr. James Potter may state that his opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of California and the General Corporation Law of Delaware and that such counsel is not admitted in Delaware. With respect to
Section 6(c)(ix) above, Mr. James Potter may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

      (d) The Underwriter shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel of the Company, dated the Closing Date, to the effect that:

            (i) Each of the Company and DMC is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power to own its properties and to conduct its business as described in the Prospectus (including the incorporated documents);

            (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

            (iii) The Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or similar rights to subscribe for the Shares under the Certificate of Incorporation or Bylaws of the Company or the laws of the State of Delaware; and

            (iv) In the course of the preparation by the Company of the Registration Statement and the Prospectus (not including the incorporated documents), they participated in conferences with representatives of the Company and their independent accountants at which conference the contents of the Registration Statement, Prospectus and related matters were discussed and have read each document filed under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") and incorporated by reference in the Registration Statement and the Prospectus. Because the purpose of such counsel's professional engagement was not to establish or confirm factual matters and because the scope of their examination of the affairs of the Company did not permit them to verify the accuracy completeness or fairness of the statements set forth in the Registration Statement and Prospectus, except as specifically noted herein, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and such counsel make no representation, express or implied, that they have independently


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      verified the accuracy, completeness or fairness of such statements.
      However, based on and subject to the foregoing, (A) such counsel believes the Registration Statement, at the time it became effective, and the Prospectus, as of the date thereof, complied as to form in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (B) no facts have come to their attention that would lead them to believe that the Registration Statement, as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
      (C) no facts have come to their attention that would lead them to believe that the Prospectus, as of the date thereof or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, with respect to clauses (A), (B) and (C), such counsel need express no opinion or belief as to the financial statements, schedules or other financial or statistical data or any similar information contained in or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

      (e) The Underwriter shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

            (i) Each of the Selling Stockholders has been duly formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 et. seq. (the "Delaware Partnership Act") and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware;

            (ii) Each of the Selling Stockholders has the partnership power to enter into this Agreement and to perform its obligations thereunder;

            (iii) The execution and delivery of this Agreement have been duly authorized by all necessary limited partnership action of each of the Selling Stockholders, and this Agreement has been duly executed and delivered by each of the Selling Stockholders.

            (iv) The execution and delivery by each of the Selling Stockholders of this Agreement does not, and the performance by each of the Selling Stockholders of its obligations thereunder will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in the experience of such counsel is normally applicable to general business entities in relation to transactions of the type contemplated by the Underwriting Agreement, except such as have been obtained or effected under the Securities Act and the Exchange Act (but such counsel need express no opinion as to any state securities or Blue Sky laws), (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the constituent documents of such Selling Stockholder identified in Exhibit A thereto or (c) result in a violation of any United States federal or New York State law, provision of the Delaware Partnership Act or published rule or regulation that in such counsel's experience is normally applicable to general business entities in relation to transactions of the type contemplated in the Underwriting Agreement (but the counsel need express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

            (v) Assuming the Underwriter acquires its interest in the Shares to be sold by the Selling Stockholders to the Underwriter without notice of any adverse claim (within the meaning of UCC) and the Underwriter has paid the purchase price for such Shares and has had such Shares credited to the securities account of the Underwriter maintained with The Depository Trust Company, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter and no action based on an adverse claim to such Shares credited to such securities account, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Underwriter.

In rendering such opinion, Cleary, Gottlieb, Steen & Hamilton may (x) limit the opinion in Section 6(e)(iv) above to those documents received by counsel set forth in an exhibit to the opinion (which constituent documents shall be certified as true, complete and correct copies by the Selling Stockholders or their affiliates) and (y) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the General Corporation Law of Delaware and that such counsel is not admitted in Delaware.

      (f) The Underwriter shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated the Closing Date, with respect to such matters as the Underwriter may reasonably require.

      (g) The Underwriter shall have received, on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to the Underwriter, from each of KPMG LLP, independent public accountants, and PricewaterhouseCoopers LLC, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, provided that the letter delivered on the Closing Date shall use a "cut off date" not earlier than the date hereof.

      (h) The Company shall have furnished to the Underwriter an agreement in the form of Exhibit A hereto from TPG Partners L.P. and TPG Parallel I, L.P. and such agreement shall be in full force and effect on the Closing Date.

      7. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

      (a) To furnish to you, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

      (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

      (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. If, in accordance with the preceding sentence, it shall be necessary to amend or supplement the Prospectus at any time prior to the expiration of nine months after the first date of the public offering of the Shares, the Company shall prepare, file and furnish such amendment or supplement at its own expense. Thereafter, the Underwriter shall bear the expense of preparing, filing and furnishing any such amendment or supplement.

      (d) To make generally available to the Company's security holders and to you as soon as practicable an earning statement that satisfies the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

      (e) The Company hereby agrees that, without the prior written consent of Goldman, Sachs & Co., it will not, during the period ending 45 days after the date of the Prospectus (the "Lock-up Period"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

            The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or issuable by the Company after the date hereof as permitted hereunder, (C) the issuance by the Company of Common Stock, options or other securities convertible into Common Stock pursuant to any employee equity incentive plan, stock ownership plan, director equity incentive plan, director compensation plan, employee stock purchase plan or similar plan existing on the date hereof, (D) transactions by any person other than the Company, or (E) the filing of any registration statement on Form S-8.

      8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) the cost of printing certificates representing the Shares, (iii) the costs and charges of any transfer agent, registrar or depositary, and (iv) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8. It is understood, however, that except as provided in this Section 8, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

      The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

      9. Indemnity and Contribution.

      (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

      (c) The Company agrees to indemnify and hold harmless each Selling Stockholder and each person, if any, who controls each Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

      (d) The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

      (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders holding a majority of the outstanding shares of Common Stock held by the Selling Stockholders considered as a group. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (f) To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause 9(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, the Selling Stockholders shall be obligated to contribute under this Section 9(f) only with respect to losses, liabilities, claims, damages or expenses arising out of an untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with the written information furnished to the Company or the Underwriter or any Selling Stockholder, as the case may be, by the Selling Stockholders directly or through such Selling Stockholder's representatives, as the case may be, specifically for use in the preparation of the Registration Statement or the Prospectus or in any amendment or supplement thereto. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriter's respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      (g) The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to Section 9(f) above were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be required to indemnify or contribute any amount in excess of the net proceeds from the offering of the Shares (before deducting expenses) received by such Selling Stockholder, by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      10. Termination. This Agreement shall be subject to termination by notice given by you to the Company and the Selling Stockholders, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,

                                    DEL MONTE FOODS COMPANY

                                    By:   /s/ Thomas E. Gibbons
                                       ----------------------------------------
                                    Name:   Thomas E. Gibbons
                                    Title:  Senior Vice President and Treasurer

                                    The Selling Stockholders named in Schedule I to this Agreement:

                                    TPG PARTNERS, L.P.

                                    By: TPG GenPar, L.P., general partner

                                    By: TPG Advisors, Inc., general partner

                                    By:   /s/ Richard A. Ekleberry
                                       ----------------------------------------
                                    Name:   Richard A. Ekleberry
                                    Title:  Vice President

                                    TPG PARALLEL I, L.P.

                                    By: TPG GenPar, L.P., general partner

                                    By: TPG Advisors, Inc., general partner

                                    By:   /s/ Richard A. Ekleberry
                                       ----------------------------------------
                                    Name:   Richard A. Ekleberry
                                    Title:  Vice President

Accepted as of the date hereof

GOLDMAN, SACHS & CO.

  /s/ Goldman, Sachs & Co.
----------------------------------------
(Goldman, Sachs & Co.)

                                   SCHEDULE I


     UNDERWRITER       NUMBER OF SHARES SOLD    NUMBER OF SHARES       TOTAL
                       BY TPG PARTNERS, L.P.         SOLD BY
                                              TPG PARALLEL I, L.P.
Goldman, Sachs & Co.         10,912,488             1,087,512        12,000,000


                                    Schedule I

                                                                       EXHIBIT A

                     [FORM OF LOCK-UP LETTER]

January __, 2004



Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004


Dear Sirs and Mesdames:

      The undersigned understands that Goldman, Sachs & Co. ("GOLDMAN Sachs") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Del Monte Foods Company, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by Goldman Sachs, of 12,000,000 shares (the "SHARES") of the common stock, par value $0.01 per share, of the Company (the "COMMON STOCK").

      To induce Goldman Sachs to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Goldman Sachs, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to Goldman Sachs pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

      The undersigned understands that the Company and Goldman Sachs are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                    Very truly yours,

                                    --------------------------------------------
                                    (Name)


                                    --------------------------------------------
                                    (Address)


                                       A-2